CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

ATRM Holdings, Inc.
Oakdale, Minnesota

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos 333-111748 and 333-204671) of our report dated June 26, 2019, relating to the consolidated financial statements of ATRM Holdings, Inc. (“Company”) which appears in this Form 10-K. Our report contains explanatory paragraphs regarding the Company’s ability to continue as a going concern and change in accounting principle .

/s/ BDO USA, LLP
San Diego, California
June 26, 2019